Exhibit 10.21

DIAMETRICS MEDICAL, INC.

EXERCISE AGREEMENT

THIS EXERCISE AGREEMENT (this “Agreement”), is made as of September 20, 2006, by and between Diametrics Medical, Inc. (the “Company”) MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Monarch Pointe Fund, Ltd. (collectively, the “Securityholders”).

RECITALS

WHEREAS, the Company is presently considering the offering of 2,850 shares of its Series J Convertible Preferred Stock (the “Transaction”);

WHEREAS, in connection with such changes, the Company deems it desirable to obtain the agreement of the Securityholders to exercise or convert, as applicable, their convertible and exercisable securities of the Company, into common stock of the Company, par value $1.00 per share (the “Common Stock’) which convertible and exercisable securities are set forth on the signature page hereto (collectively, the “Securities”);

WHEREAS, Securityholder is entering into this Agreement to exercise or convert, as applicable, the Securities for or into Common Stock of the Company, in order to induce the Company to consummate the Transaction, and Securityholder has required that the Company enter into this Agreement, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO EXERCISE OR CONVERT

Section 1.1 Agreement to Exercise or Convert Securities other than Series H. Notwithstanding any limitation on conversion contained in the documents governing the Securities (other than the Series H Convertible Preferred Stock of the Company held by the Securityholders), each Securityholder hereby agrees to exercise or convert, as applicable, its Securities (other than the shares of Series H Convertible Preferred Stock of the Company held by such Securityholders) for or into Common Stock of the Company, upon the consummation of the closing of the Transaction (the “Closing”). In furtherance of the foregoing, Securityholder will comply with all of the terms and conditions for exercise or conversion of its Securities as set forth in the terms and conditions of the Securities, not later than the Closing. The Company will notify Securityholder of the expected date of the Closing not later than two business days prior to the Closing, which notice may be given orally or in writing.

Section 1.2 Agreement to Exercise or Convert Series H. Each Securityholder hereby agrees to convert its the shares of Series H Convertible Preferred Stock of the Company held by such Securityholders or any of them into Common Stock of the Company, effective as of the consummation of the Shareholder Approval (as defined in the Certificate of Designations for the Company’s Series J Convertible Preferred Stock). In furtherance of the foregoing,

Securityholder will comply with all of the terms and conditions for exercise or conversion of its Securities as set forth in the terms and conditions of the Securities, not later than the Shareholder Approval Date (as defined in the Certificate of Designations for the Company’s Series J Convertible Preferred Stock). The Company will notify Securityholder of the expected date of the Shareholder Approval Date not later than two business days prior to the such date, which notice may be given orally or in writing.

Section 1.3 Adjustment Upon Changes In Capitalization. In the event of any change in the Securities, by reason of any stock dividends, splits, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Securities subject to this Agreement shall be appropriately adjusted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

OF STOCKHOLDER

Securityholder hereby represents and warrants to the Company as follows:

Section 2.1 Title to Securities. As of the date hereof, Securityholder is the record and beneficial owner of the number of Securities set forth on Securityholder’s signature page hereto and such Securities are, or will be as of the Closing all of the Securities owned, either of record or beneficially, by Securityholder. Such Securities, are and will be as of the Closing owned free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever other than pursuant to this Agreement, except as disclosed to the Company prior to the execution and delivery of this Agreement in writing.

Section 2.2 Authority Relative to This Agreement. Securityholder has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Securityholder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all proceedings on the part of Securityholder necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Securityholder and constitutes a legal, valid and binding obligation of Securityholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.3 No Conflict.

(a) Neither the execution and delivery of this Agreement nor the consummation by Securityholder of the transactions contemplated hereby will (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Securityholder or by which its Securities are bound or affected or (ii) conflict with, or constitute a violation of, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of its Securities, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Securityholder is a party or by which Securityholder or its Securities are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences that would not prevent or delay the performance by Securityholder of its obligations under this Agreement.

(b) The execution and delivery of this Agreement by Securityholder does not, and the performance of this Agreement by Securityholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or delay the performance by Securityholder of its obligations under this Agreement.

ARTICLE III

COVENANTS OF THE SECURITYHOLDER

Section 3.1 No Inconsistent Agreements. Securityholder, for the benefit of the Company, hereby covenants and agrees that, except as contemplated by this Agreement, Securityholder shall not enter into any agreement or grant a proxy or power of attorney with respect to its Securities that is inconsistent with this Agreement.

Section 3.2 Transfer Of Title. Securityholder, for the benefit of the Company, hereby covenants and agrees that, so long as this Agreement is in effect, Securityholder will not transfer record or beneficial ownership of any of its Securities unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

ARTICLE IV

TERMINATION

Section 4.1 Termination. This Agreement shall terminate automatically upon the date on which the Company notifies Securityholder in writing that it has abandoned the Transaction for any reason other than as the result of a breach of this Agreement by Securityholder.

Section 4.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 4.1 hereof, this Agreement shall forthwith become void and have no effect, without liability on the part of any party hereto or its trustees, partners, beneficiaries, directors, officers, stockholders or affiliates.

ARTICLE V

MISCELLANEOUS

Section 5.1 Effectiveness of Agreement. This Agreement shall not be effective and a binding agreement between the parties hereto shall not exist until this Agreement is executed by the Company and the Company’s counterpart signature page hereto is delivered to Securityholder.

Section 5.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Securityholder:	At such address as is set forth on its signature page hereto.

If to the Company:	Diametrics Medical, Inc. 6033 West Century Blvd., Suite 850 Los Angeles, CA 90045 Attention: Bruce Comer Telephone No.: (310) 670-2721 Facsimile No.: (310) 670-4107

With a copy to: Sidley Austin LLP 555 W. Fifth Street, Suite 4000 Los Angeles, California 90013 Attention: Stephen D. Blevit, Esq. Telephone Number: (213) 896-6029 Facsimile Number: (213) 896-6600

Any party from time to time may change its address for the purposes of notices hereunder by giving written notice to the other parties hereto of such new address.

Section 5.3 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and replaces and supersedes all prior agreements or understandings, both written and oral, between the parties hereto, relating to the exercise or conversion, as applicable, of Securityholder’s Securities.

Section 5.4 Securityholder Capacity. Securityholder signs solely in its capacity as the record holder and beneficial owner of the Securities set forth on its signature page hereto.

Section 5.5 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any state or federal court of the United States located in Los Angeles County, California or New York, New York, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto: (a) consents to submit such party to the personal jurisdiction of any state or federal court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby; (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (c) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a state or federal court sitting in Los Angeles County, California or New York, New York; and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

Section 5.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and shall not in any way be affected or impaired thereby so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party.

Section 5.7 Amendment. This Agreement may be amended only by a written instrument signed by each of the parties hereto.

Section 5.8 Assignment. Except as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other party. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 5.9 Governing Law. This Agreement shall be governed by the internal laws of the State of New York.

Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 5.11 Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY	DIAMETRICS MEDICAL, INC.

	By:	/s/ W. Bruce Comer, III
	Name:	W. Bruce Comer, III
	Title:	Chief Executive Officer

SECURITYHOLDER	MAG CAPITAL, LLC

	By:	/s/ H. Harry Aharonian; /s/ Todd Bomberg
	Name:	H. Harry Aharonian; Todd Bomberg
	Title:	Portfolio Manager; Chief Investment Officer

Address:

SECURITYHOLDER	MERCATOR MOMENTUM FUND, LP

	By:	/s/ H. Harry Aharonian; /s/ Todd Bomberg
	Name:	H. Harry Aharonian; Todd Bomberg
	Title:	Portfolio Manager; Chief Investment Officer

Address:

SECURITYHOLDER	MERCATOR MOMENTUM FUND III, LP

	By:	/s/ H. Harry Aharonian; /s/ Todd Bomberg
	Name:	H. Harry Aharonian; Todd Bomberg
	Title:	Portfolio Manager; Chief Investment Officer

Address:

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SECURITYHOLDER	MONARCH POINTE FUND, LTD.

	By:	/s/ H. Harry Aharonian; /s/ Todd Bomberg
	Name:	H. Harry Aharonian; Todd Bomberg
	Title:	Portfolio Manager; Chief Investment Officer

Address:

CONVERTIBLE OR EXERCISABLE SECURITIES OF THE COMPANY OWNED BY THE SECURITYHOLDERS:	Warrants for 417,119 shares of Common Stock 23,389 shares of Series H Convertible Preferred Stock

$375,000 Convertible Secured Promissory Note and accrued interest thereupon

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